Exhibit 21.1
OFFICE PROPERTIES INCOME TRUST
SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
1K Fulton LLC	Maryland
3300 75th Avenue LLC	Delaware
First Potomac DC Holdings, LLC	Delaware
FP 1211 Connecticut Avenue, LLC	Delaware
FP 1401 K, LLC	Delaware
FP 3 Flint Hill, LLC	Virginia
FP 440 1st Street, LLC	Delaware
FP 840 First Street, LLC	Delaware
FP Atlantic Corporate Park, LLC	Virginia
FP CPT 1750 H Street, LLC	Delaware
FP Greenbrier Towers, LLC	Virginia
FP Metro Place, LLC	Delaware
FP Redland Technology Center LP	Delaware
FP Sterling Park 8 & 9, LLC	Virginia
GOV Grand Oak Properties Trust	Maryland
GOV Intech LLC	Delaware
GOV Lakewood Properties Trust	Maryland
GOV NEW OPPTY LP	Delaware
GOV NEW OPPTY REIT	Maryland
Government Properties Income Trust LLC	Delaware
GPT Properties LLC	Delaware
GPT Properties Trust	Maryland
Kuhela Street LLC	Delaware
OPI Realty Trust (Nominee Trust)	Massachusetts
SC Merger Sub LLC	Maryland
SIR 300 Billerica Inc.	Maryland
SIR Campbell Place Inc.	Maryland
SIR Charlotte LLC	Delaware
SIR Chicago LLC	Delaware
SIR Duluth LLC	Delaware
SIR Ewing LLC	Delaware
SIR Holdings Corporation	Maryland
SIR Houston (Clay) LLC	Delaware
SIR Irving (Freeport) LLC	Delaware
SIR Johnston LLC	Delaware
SIR Omaha LLC	Delaware
SIR Operating Partnership LP	Delaware
SIR Philadelphia LLC	Delaware
SIR Properties REIT LLC	Maryland
SIR Properties Trust	Maryland
SIR Redwood City LP	Delaware
SIR REIT Houston LLC	Delaware
SIR San Jose LP	Delaware
SIR Santa Clara (Walsh) LP	Delaware
SIR Santa Clara LP	Delaware
SIR Westford LLC	Delaware
Twelve24 Atlanta LLC	Maryland